FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


                  This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, by and between Duke Energy Corporation, a North Carolina corporation (the "Company"), and Richard B. Priory (the "Executive"), is made as of this 22nd day of October, 1997.

                  WHEREAS, the Executive has entered into an employment agreement, dated November 24, 1996, with the Company (f.k.a. Duke Power Company) (the "Employment Agreement");

                  WHEREAS, the Employment Agreement provides that it may be amended by the written agreement of the parties; and

                  WHEREAS, the Company and the Executive now wish to amend the Employment Agreement in certain respects.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties do hereby amend the Employment Agreement as follows:

1. Section 3(b) (ii) of the Employment Agreement is hereby amended by deleting the text thereof in its entirety and replacing it with the following:

                  "(ii) Annual Bonus. (a) In respect of calendar year 1997, the Executive shall be eligible, based upon the achievement of performance goals during such year, to receive a bonus with a target level not less than the target level applicable to the Executive for the 1996 calendar year under the Company's Executive Short Term Incentive Plan. The establishment of the performance goals, the evaluation of the actual performance against such goals, and the determination of the bonus (if any) actually payable to the Executive (which may be at, above or below the target level) shall be made by the Compensation Committee of the Board acting in its sole discretion.

                  (b) Commencing in calendar year 1998, the Executive shall be eligible, based upon the achievement of performance goals during such year, to receive an annual bonus with a target level of 100% of the Executive's base salary for purposes of the applicable annual bonus plan. The establishment of the performance goals, the evaluation of the actual performance against such goals, and the determination of the bonus (if any) actually payable to the Executive (which may be at, above or below the target level) shall be made by the Compensation Committee of the Board acting in its sole discretion. At the discretion of the Board, such bonus may be made payable pursuant to the terms of an annual bonus plan that is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, and that is subject to the approval of the Company's stockholders at its 1998 annual meeting.

                  (c) For purposes of Section 5(a) hereof concerning the Company's obligations upon termination of employment, the term "Target Annual Bonus" shall mean the target level of the Executive's annual bonus multiplied by his Annual Base Salary, each as in effect under this Section 3 immediately prior to the Date of Termination."

                  2. Section 3(b)(iii) of the Employment Agreement is hereby amended by deleting the text thereof in its entirety and by replacing it with the following:

                  "(iii) Long-Term Incentives. The Compensation Committee of the Board shall award to the Executive one or more nonqualified stock options to purchase an aggregate of 500,000 shares of the Company's common stock, without par value (the "Option"), pursuant to the terms of the Company's Stock Incentive Plan (the "Plan"). The number of shares covered by the Option in excess of 100,000 (400,000 shares) shall be subject to the approval by the stockholders of the Company of an amendment to the Plan to increase the number of shares that may be subject to stock options granted during a year to any one participant. The option may be granted in one or more installments at the discretion of the Compensation Committee, but in any event shall be fully granted by the date of the 1998 annual meeting (subject to stockholder approval as described above). The exercise price per share of the Option shall be the fair market value of the Common Stock on the date(s) of grant, determined in accordance with the terms of the Plan. The Option shall vest in accordance with a schedule no less favorable than equal annual installments of 20 percent each as to the number of shares subject to the Option, commencing on the first anniversary of the date(s) of grant, and shall have a maximum term of exercise of 10 years from the date(s) of grant (subject in each case to your continued employment by the Company). The Option shall also include provisions consistent with the Plan with respect to the vesting and term of the Option in connection with a "change of control" of the Company and the death or disability of the Executive. The foregoing and other applicable terms and conditions of the Option shall be set forth in a stock option agreement approved by the Compensation Committee of the Board. Notwithstanding any prior agreement between the Company and the Executive, the Company is under no obligation to make any other stock option or other long-term incentive awards to the Executive during the Employment Period."

                  Except as amended and modified hereby, the terms of the Employment Agreement shall remain in full force and effect.


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


                  IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment to Employment Agreement as of the day and year first above written.



                                                     /s/ R. B. Priory
                                                     ----------------
                                                     Richard B. Priory


                                                     DUKE ENERGY CORPORATION


                                                     /s/ P.M. Anderson
                                                     -----------------
                                                     By:  P.M. Anderson
                                                     Title:  President & COO


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